                                                                Rule 424(b)(2)
                                                    Registration No. 333-83643

PRICING SUPPLEMENT TO PROSPECTUS DATED JULY 23, 1999,
AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED DECEMBER 17,
1999/AUTHENTICATION CERTICIATE SUPPLEMENTAL TO THE
OFFICERS' CERTIFICATE AND COMPANY ORDER, DATED DECEMBER 17,
1999 NO. 6 DATED: 05-02-2000

                                U.S. BANCORP

                    Medium-Term Notes, Series L (Senior)
                 Medium-Term Notes, Series M (Subordinated)


CUSIP: 91159H FQ8                       Issue Price (Dollar Amount and Percentage of Principal Amount):
                                        $45,000,000.00/100.00%

Series:                                 Proceeds to the Company: $45,000,000.00

[X] Series L (Senior)                   Interest Rate/Initial Interest Rate: TBD 05-05-00
[_] Series M (Subordinated)
                                        Interest Payment Dates: The 9th monthly
Form of Note:
                                        Regular Record Dates: 15 calendar days prior
[X] Book-Entry
[_] Certificated                        Interest Determination Dates: 2 business days prior

Principal Amount: $45,000,000.00        Interest Reset Dates: The 9th monthly

Trade Date: 05-02-2000                  Index Source: Telerate 3750

Original Issue Date: 05-09-2000         Index Maturity: 1 month

Maturity Date: 05-09-2003              Spread: +.27%


Base rate (and, if applicable,          Spread Multiplier: --
related Interest Periods):
                                        Maximum Interest Rate: --

                                        Day Count: Actual/360

[_] Fixed Rate Notes                    Minimum Interest Rate: --
[_] Commercial Paper Rate Note
[_] Federal Funds Rate Note
[X] LIBOR Note                          For Original Issue Discount Notes:
[_] Prime Rate Note                             Original Issue Discount:     -- %
[_] CD Rate Note                                Original Issue Discount:     -- %
[_] Treasury Rate Note                          Yield to Maturity:           -- %
[_] CMT Rate Note
[_] Other Base Rate
    (as described below)
[_] Zero Coupon Note

Agent's Commission: $0
                                                Original Issue Discount Notes:

Redemption Terms: --

Other Terms:  All-in = LIB + .27%

Name of Place Agent and Delivery Instructions:      [_] Subject to special provisions set forth therein
                                                        with respect to the principal amount thereof
Morgan Stanley  DTC 050                                 payable upon any redemption or acceleration of
                                                        the maturity thereof.
                                                    [_] For Federal income tax purposes only.


                                                Signature

                                                /s/ BRETT BOUSHELE
                                                -------------------------------------
                                                        (Authorized Signature}

                                                /s/ KENNETH D. NELSON
                                                -------------------------------------
                                                        (Authorized Signature}